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                                                                  EXHIBIT 10.39d

                                    GUARANTEE


         FOR VALUE RECEIVED, the undersigned hereby unconditionally guarantees to STANLEY P. DESJARDINS ("Desjardins"), the prompt payment and performance by SIMULA, INC. ("Simula"), of Simula's payment, performance, and other obligations (the "Obligations") under that certain Promissory Note dated October 15, 1999 in the amount of One Million Dollars ($1,000,000) payable by Simula, Inc. to Desjardins ("Note").

         Upon the occurrence of any event of default under the Obligations, Desjardins may enforce this Guaranty independently as to the undersigned and independently of any other remedy or security which Desjardins may at any time have in connection with the Obligations. The undersigned expressly waives any right to require Desjardins to proceed against Simula and agrees that Desjardins may proceed against the undersigned and/or any collateral in such order as Desjardins shall determine in its sole and absolute discretion.

         The undersigned's total obligation under this Guarantee shall be payment in the amount of $50,000, only.

         The undersigned hereby irrevocably waives all rights which may have arisen in connection with this guarantee to be subrogated to any of the rights (whether contractual, under Title 11 of the United States Code, including
Section 509 thereof, under common law or otherwise) of Desjardins against Simula or against any collateral security or guarantee or right of offset held by Desjardins for payment of the Obligations. The undersigned hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Desjardins or any other person which may have arisen in connection with this guarantee. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Simula to the undersigned on account of any of the rights waived in this paragraph, such amount shall be held by the undersigned in trust, segregated from other funds of the undersigned, and shall, forthwith upon receipt by the undersigned, be turned over to Desjardins in the exact form received by the undersigned to be applied against the Obligations. The provisions of this paragraph shall survive the term of this guarantee and the satisfaction in full of the Obligations.

         This Guarantee shall terminate upon the earliest of the following:
         (e)      The payment of the Note and all accrued interest in full;
         (f)      One year from the date hereof; or
         (c) The voluntary resignation or involuntary termination of the undersigned as an employee of Simula, Inc.

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         Desjardins may not assign his rights and interests under this
Guarantee.

         THIS GUARANTEE HAS BEEN DELIVERED AT PHOENIX, ARIZONA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA. Wherever possible each provision of this guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guarantee.

         SIGNED AND DELIVERED this 2nd day of November, 1999.



                                                /s/ Jim Saunders
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                                                Jim Saunders



                                                /s/ Linda Saunders
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                                                Linda Saunders